UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2011

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas		75206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2011, TransAtlantic Petroleum Ltd. (the “Company”) and Direct Petroleum Exploration, Inc. (“Direct”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with that certain Purchase Agreement (the “Purchase Agreement”), effective as of January 1, 2011, by and among the Company, TransAtlantic Worldwide, Ltd. (“TransAtlantic Worldwide”), a wholly owned subsidiary of the Company, and Direct.

Under the Registration Rights Agreement, Direct is entitled to certain piggyback registration rights for the 8,924,478 of the Company’s common shares, par value $0.01 per share (the “Common Shares”), issued to Direct on February 18, 2011 (the “Closing Date”), and any Common Shares issued to Direct as part of the Additional Consideration (as defined below), for a period of six months following the date of issuance to Direct. The piggyback registration rights permit Direct to elect to have its Common Shares included in a registration statement filed by the Company, subject to the limitations and conditions set forth in the Registration Rights Agreement, including customary underwriter cutbacks. The Registration Rights Agreement also provides that all expenses (other than underwriting discounts and commissions) incurred in connection with a piggyback registration will generally be borne by the Company, and contains other customary provisions, including those relating to indemnification.

The Registration Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the actual text of the Registration Rights Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, TransAtlantic Worldwide and the Company closed the transactions contemplated by the Purchase Agreement and the Company issued 8,924,478 Common Shares to Direct. The issuance of the Common Shares was made in reliance upon the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D thereunder. The issuance of the Common Shares to Direct was conducted without general solicitation or general advertising, Direct represented that it was an “accredited investor” as defined in Rule 501 of Regulation D and Direct represented that the Common Shares were acquired for its own account and not with a view to resale or distribution. The Common Shares issued to Direct also contained appropriate restricted stock legends.

Item 8.01 Other Events.

On the Closing Date, TransAtlantic Worldwide and the Company closed the transactions contemplated by the Purchase Agreement. Pursuant to the Purchase Agreement, Direct transferred to TransAtlantic Petroleum Cyprus Limited, a wholly owned subsidiary of the Company, all of the outstanding limited liability company shares of Direct Petroleum Bulgaria EOOD, a Bulgarian limited liability company and wholly owned subsidiary of Direct (“Direct Bulgaria”). In addition, Direct transferred to TransAtlantic Worldwide (i) all of the outstanding capital stock (collectively with the limited liability company shares of Direct Bulgaria, the “Equity Interests”) of each of Direct Petroleum Morocco, Inc., a Colorado corporation and wholly owned subsidiary of Direct (“Direct Morocco”), and Anschutz Morocco Corporation, a Colorado corporation and wholly owned subsidiary of Direct (“Anschutz,” and collectively with Direct Bulgaria and Direct Morocco, the “Subsidiary Entities”), and (ii) all of Direct’s right, title and interest in the amounts due to Direct by each of the Subsidiary Entities (the “Receivables”). The purchase of the Equity Interests became effective as of January 1, 2011 (the “Effective Date”), and the purchase of the Receivables became effective as of the Closing Date.

Through the acquisition of the Equity Interests, TransAtlantic Petroleum Cyprus Limited acquired 100% of the working interests in the A-Lovech exploration license and the Aglen block license, covering an aggregate of approximately 600,000 acres in Bulgaria, and TransAtlantic Worldwide acquired 50% of the working interests in five Ouezzane-Tissa exploration permits and two Asilah exploration permits (subject to a 25% participation interest by the Kingdom of Morocco once production has commenced), covering an aggregate of approximately 3,036,184 acres in northern Morocco.

In July 2008, the Company’s wholly owned subsidiaries, TransAtlantic Maroc, Ltd. (“TransAtlantic Maroc”) and Longe Energy Limited (“Longe”), agreed to farm-in to the Ouezzane-Tissa and Asilah exploration permits held by Direct Morocco and Anschutz. Under the farm-in agreement, TransAtlantic Maroc and Longe earned a 50% interest in the Ouezzane-Tissa and Asilah exploration permits by carrying Direct for 100% of the costs of drilling three wells on the Ouezzane-Tissa and Asilah permits. Other than the farm-in agreement and the transactions contemplated by the Purchase Agreement, there are no material relationships between the Company and its affiliates and Direct and its affiliates. As a result of the Purchase Agreement, TransAtlantic Worldwide, through its wholly owned subsidiaries, now owns 100% of the working interests in the Ouezzane-Tissa and Asilah exploration permits.

Pursuant to the Purchase Agreement, TransAtlantic Worldwide paid Direct cash consideration of $2.0 million on the Closing Date. In addition, the Company issued 8,924,478 Common Shares to Direct, which was calculated by dividing $28.0 million by the volume weighted average price per share of the Common Shares on the NYSE Amex Stock Exchange for the ten trading days prior to January 26, 2011. On the Closing Date, TransAtlantic Worldwide also paid Direct an adjustment of approximately $492,000, representing the amount by which all expenses and liabilities allocable to Direct and paid or payable by TransAtlantic Worldwide or any Subsidiary Entity as of the Effective Date were less than the revenues, accounts receivable, refundable deposits, pre-payments, cash and cash equivalents allocable to Direct as of the Effective Date.

Under the terms of the Purchase Agreement, if certain post-closing milestones are achieved, the Company will also issue additional consideration (the “Additional Consideration”) to Direct as follows: (i) $6.0 million worth of Common Shares if either the HKE-1 bis well or the GRB-1 well in Morocco is a commercial success, as defined in the Purchase Agreement; (ii) $10.0 million worth of Common Shares if the Deventci-RZ well in Bulgaria is a commercial success, as defined in the Purchase Agreement; and (iii) $10.0 million worth of Common Shares if Direct Bulgaria receives a production concession for a specified area in Bulgaria.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Registration Rights Agreement, dated February 18, 2011, by and between TransAtlantic Petroleum Ltd. and Direct Petroleum Exploration, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 24, 2011

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Registration Rights Agreement, dated February 18, 2011, by and between TransAtlantic Petroleum Ltd. and Direct Petroleum Exploration, Inc.